                                                                    EXHIBIT 10.9

         RULES OF THE
         STARBUCKS CORPORATION
         UK SHARE SAVE PLAN

         Adopted by the Board of Directors of Starbucks Corporation on 14 September 1999
         Amended on 5 August 2002
         Approved by the Inland Revenue 5 August 2002
         under reference SRS 2363

RULES OF THE STARBUCKS CORPORATION UK SHARE SAVE PLAN

1        DEFINITIONS

1.1 In these Rules the following words and expressions shall have the following meanings:

'Act'                      the Income and Corporation Taxes Act 1988

'Adoption Date'            the date on which the Plan was adopted by the Board.

'Appropriate Period'       the meaning given in paragraph 15(2) of Schedule 9.

'Associated Company'       the meaning that the expression bears in paragraph 23
                           of Schedule 9 by virtue of Section 187(2) of the Act.

'Board' the board of directors of the Company or a duly constituted committee thereof.

'Bonus' the terminal bonus payable to an Option holder under the Savings Contract after completing the payment of 36 monthly contributions.

'Bonus Date'               the earliest date on which the Bonus is payable.

'Company'                  Starbucks Corporation incorporated under the laws of
                           the State of Washington, USA, whose principal office is at 2401 Utah Avenue South, Seattle, WA 98134, USA by whatever name known from time to time.

'Control'                  has the same meaning as in Section 840 of the Act.

'Date of Grant'            the date on which an application for an Option is
                           accepted by the Company in accordance with Rule 4.

'Eligible Employee'        for an invitation pursuant to Rule 2, any
                           Employee who was an Employee on the Qualifying Date for that invitation who is chargeable to tax in respect of his office or employment under Case I of Schedule E.

'Employee'                 subject to Rule 6.3, any employee or director of any
                           Participating Company.

'Market Value'             on any day the regular trading session closing price
                           of a Share as reported
                           by the Nasdaq Stock Market, Inc. provided that Inland
                           Revenue Shares Valuation has agreed to this in advance, or otherwise the market value of a Share determined in accordance with the provisions of Part
                           VIII of the Taxation of Chargeable Gains Act 1992 and agreed on or before that day for the purposes of the Plan with Inland Revenue Shares Valuation.

'Option' a right to acquire Shares granted (or to be granted) in accordance with these Rules.

'Participating Companies'  any company which is both under the Control of the
                           Company and a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985 and which has been nominated by the Board as a Participating Company.

'Plan' the savings-related share option scheme constituted and governed by these Rules as from time to time amended.

'Qualifying Date'          For any invitation pursuant to Rule 2, such
                           date as is determined by the Board, which shall be no earlier than six months before the date when the invitation is sent.

'Savings Contract'         a contract under a certified contractual
                           savings scheme, within the meaning of Section 326 of the Act, and which has been approved by the Inland
                           Revenue for the purposes of Schedule 9.

'Schedule 9'               Schedule 9 to the Act.

'Share' a share of common stock of the Company which satisfies the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9.

'Specified Age'            Age 60.

'Subscription              Price' Subject to Rule 8, the price in UK Pounds at
                           which each Share subject to an Option may be acquired on the exercise of that Option as determined by the Board, being not less than the higher of:

                           i        the par value of a Share, or
                           ii       85% of the Market Value of a Share on the
                                    trading day immediately preceding the Date of Grant.

'Subsisting Option'        an Option which has neither lapsed nor been
                           exercised.

1.2      Interpretations

         In these Rules, except in so far as the context otherwise requires:

         i words denoting the singular shall include the plural and vice versa

         ii words denoting the masculine gender shall include the feminine gender

         iii reference to any enactment shall be construed as a reference to that enactment as from time to time amended, extended or re-enacted.

1.3      Employee rights

         Participation by an Employee in the Plan shall not form part of his terms and conditions of employment nor entitle him to any continued employment nor additional compensation nor damages on account of termination of employment for any reason.

1.4      Governing law

         The Plan is established under the provisions of the Act and shall in all respects be interpreted in accordance with the Law of England and Wales.

2        INVITATIONS TO APPLY FOR OPTIONS

2.1 On up to four occasions in each calendar year, the Board may invite all Eligible Employees to apply for the grant of an Option.

2.2      Each invitation shall specify:

         i the date, being not less than 14 days after the issue of the invitation, by which applications must be made

         ii the manner in which the Subscription Price at which Shares may be acquired on the exercise of any Option granted in response to an application will be determined, and

         iii the maximum permitted monthly savings contribution for that invitation, being the lesser of the maximum specified in paragraph 24 of Schedule 9 and such sum (being a multiple of (pound)1 and not less than (pound)5) as the Board decides shall apply to every Eligible Employee in respect of that invitation, and

         iv       the maximum permitted aggregate monthly savings contribution under all Savings Contracts, being the maximum specified in paragraph 24 of Schedule 9, and
         v        the Date of Grant in respect of that invitation.

2.3 Each invitation shall be accompanied by a proposal form for a Savings Contract and an application form which shall provide for the applicant to state:

         i the monthly savings contribution (being a multiple of (pound)1 and not less than (pound)5) which he wishes to make under the Savings Contract

         ii that his proposed monthly savings contribution will not exceed the maximum permitted monthly savings contributions specified for that invitation

         iii that his proposed monthly savings contribution, when added to any monthly savings contributions then being made under any other Savings Contract linked to an option granted under the Plan or any other savings-related share option scheme approved under Schedule 9, will not exceed the maximum permitted aggregate monthly savings contributions specified in paragraph 24 of Schedule 9

         iv an authorisation for the Board or an officer of the Company appointed by the Board to enter on the Savings Contract proposal form such monthly savings contribution, not exceeding the maximum stated on the application form, as shall be determined pursuant to Rule 3 below.

2.4 Each application shall be deemed to be for an Option over the largest whole number of Shares which can be bought at the Subscription Price with the expected repayment under the related Savings Contract at the Bonus Date.

3        SCALING DOWN

3.1 If the Board receives valid applications for Options over an aggregate number of Shares which exceeds the limit determined pursuant to Rule
         5.1 below in respect of that invitation, then the following steps shall be carried out successively to the extent necessary to eliminate the excess:

         i the excess over (pound)5 of the monthly savings contribution chosen by each applicant shall be reduced pro rata to the extent necessary, then

         ii each election for the Bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for no Bonus to be so included, then

         iii applications will be selected by lot, each based on a monthly savings contribution of (pound)5 and the inclusion of no Bonus in the repayment under the Savings Contract.

3.2 Each application shall be deemed to have been modified or withdrawn in accordance with the application of the foregoing provisions and the Board or an officer of the Company appointed by the Board shall complete each Savings Contract proposal form to reflect any reduction in monthly savings contributions resulting therefrom.

4        GRANT OF OPTIONS

4.1 On a single day no later than the thirtieth day or, if Rule 3 applies, forty-second day following the day on which invitations were issued pursuant to Rule 2 the Board shall:

         i accept all the applications from each applicant who is still an Eligible Employee and is not precluded from participation in the Plan by virtue of Paragraph 8 of Schedule 9; and

         ii determine the number of Shares for which, pursuant to Rule 2.4 and subject to Rule 3, he is deemed to have applied; and

         iii grant an Option to each such applicant over the relevant number of Shares.

4.2 As soon as possible after Options have been granted the Company shall issue an option certificate in respect of each Option in such form, not inconsistent with these Rules, as the Board may determine.

4.3 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall cause the Option to lapse forthwith. Each option certificate shall carry a statement to this effect.

5        LIMITATIONS ON GRANTS

5.1 The Company may, before the Board issues invitations on any occasion, determine a limit on the number of Shares which are to be available in respect of that invitation in order to ensure that Shares remain available for subsequent invitations.

5.2 No Option shall be granted to an Eligible Employee if the monthly savings contribution under the related Savings Contract, when added to the monthly savings contributions then being made under any other Savings Contract, would exceed the maximum specified in Paragraph 24 of
         Schedule 9.

6        EXERCISE OF OPTIONS

6.1 Subject to Rule 9 below, any Subsisting Option may be exercised in whole or in part at any time following the earliest of the following events:

         i the relevant Bonus Date if, on the day of exercise, the Option holder is an Employee

         ii       the death of the Option holder

         iii the Option holder ceasing to be an Employee by reason of injury, disability, redundancy within the meaning of the Employment Rights Act 1996 or retirement on reaching the Specified Age or any other age at which he is bound to retire in accordance with the terms of his contract of employment

         iv the Option holder ceasing to be an Employee by reason only that:

                  a. his office or employment is in a company of which the Company ceases to have Control, or

                  b. his office or employment relates to a business or part of a business which is transferred to a person who is neither an Associated Company of the Company nor a company of which the Company has Control

         v the relevant Bonus Date, where an Option holder holds an office or employment in a company which is not a Participating Company but which is:

                  a.       an Associated Company of the Company, or

                  b.       a company of which the Company has Control.

6.2      An Option shall lapse on the earliest of the following events:

         i except where the Option holder has died, the expiry of six months following the Bonus Date

         ii where the Option holder has died during the six months following the Bonus Date, the first anniversary of the Bonus Date

         iii where the Option holder has died before the Bonus Date, the first anniversary of his death

         iv unless the Option holder has died, the expiry of six months after the Option has become exercisable by virtue of Paragraph
                  (iii) of Rule 6.1

         v the expiry of six months after the Option has become exercisable by virtue of Paragraph (iv) of Rule 6.1

         vi the expiry of any period during which the Option may be exercised in accordance with Rule 7

         vii the Option holder ceasing to be an Employee in circumstances in which the Option does not become exercisable

         viii     the Option holder being adjudicated bankrupt.

6.3 No person shall be treated for the purposes of this Rule 6 as ceasing to be an Employee until he is no longer employed by the Company, any Associated Company of the Company or a company of which the Company has Control.

6.4 If an Option holder continues to be employed by a Participating Company after the date on which he reaches the Specified Age, he may exercise any Subsisting Option within six months following that date.

7        TAKEOVERS, RECONSTRUCTIONS AND LIQUIDATIONS

7.1      If any person obtains Control of the Company as a result of making:

         i a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or
         ii a general offer to acquire all the shares in the Company which are of the same class as the Shares then any Subsisting Option may be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

7.2 If under Section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any Subsisting Option may be exercised within six months of the Court sanctioning the compromise or arrangement.

7.3 If any person becomes bound or entitled to acquire shares in the Company under Sections 428 to 430 of the said Act of 1985 any Subsisting Option may be exercised at any time when the person remains so bound or entitled.

7.4 If as a result of the events specified in Rules 7.1 or 7.2 a company has obtained Control of the Company, or if a company has become bound or entitled as mentioned in Rule 7.3, the Option holder may, by agreement with that other company (the 'Acquiring Company'), within the Appropriate Period, release his rights under each Subsisting Option (the 'Old Option') in consideration of the grant to him of an option (the 'New Option') which satisfies the conditions that it:

         i is over shares in the Acquiring Company, or some other company falling within paragraph (b) or paragraph (c) of paragraph 10 of Schedule 9, which satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9

         ii is a right to acquire such number of such shares as has on acquisition of the New Option an aggregate value equal to the aggregate Market Value of the Shares subject to the Old Option on its release

         iii has a subscription price per share such that the aggregate price payable on the complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option

         iv       is otherwise identical in terms to the Old Option.

         The New Option shall, for all other purposes of the Plan, be treated as having been acquired at the same time as the Old Option.

         Where any New Options are granted pursuant to this Rule 7.4, Rules 7, 8, 9, 10.1 and 10.3 to 10.5 shall, in relation to the New Options, be construed as if references to the Company and to the Shares were references to the Acquiring Company or, as the case may be, to the other company to whose shares the New Options relate, and to the shares in that other company, but references to Participating Company shall continue to be construed as if references to the Company were references to Starbucks Corporation.

7.5 If the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six months of the passing of the resolution.

7.6 For the purposes of this Rule 7, other than Rule 7.4, a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

7.7 The exercise of an Option pursuant to the preceding provisions of this Rule 7 shall be subject to the provisions of Rule 9 below.

7.8 Where in accordance with Rule 7.4 Subsisting Options are released and New Options granted the New Options shall not be exercisable in accordance with Rules 7.1, 7.2 and 7.3 above by virtue of the event by reason of which the New Options were granted.

7.9 For the purposes of this Rule 7 references in Rules 7.2, 7.3 and, by extension, 7.4 to Sections 425 and 428 to 430 of the Companies Act 1985 shall be construed, where the relevant event occurs in a jurisdiction other than that of the United Kingdom, as being references to similar legislation acceptable to the Inland Revenue.

8        VARIATION OF SHARE CAPITAL

         In the event of any variation in the share capital of the Company by way of capitalisation or rights issue or any consolidation, sub-division or reduction or otherwise, the number of Shares subject to an Option and the Subscription Price for each of those Shares shall be adjusted in such manner as the Board confirms to be fair and reasonable provided that:

         i the aggregate amount payable on the exercise of an Option in full is neither materially changed nor increased beyond the expected repayment under the Savings Contract at the appropriate Bonus Date

         ii the Subscription Price for a Share is not reduced below its par value

         iii no adjustment shall be made without the prior approval of the Inland Revenue, and

         iv following the adjustment the Shares continue to satisfy the conditions specified in Paragraphs 10 to 14 inclusive of
                  Schedule 9.

9        MANNER OF EXERCISE OF OPTIONS

9.1 No Option may be exercised by an individual at any time when he is, or by the personal representatives of an individual who at the date of his death was, precluded by paragraph 8 of Schedule 9 from participating in the Plan.

9.2 No Option may be exercised at any time when the shares which may be acquired thereby are not Shares as defined in Rule 1.1.

9.3 An Option may only be exercised over the number of Shares which may be purchased with the sum obtained by way of repayment under the related Savings Contract.

9.4 An Option shall be exercised by the Option holder, or as the case may be his personal representatives, giving notice to the Company in writing. The notice will state the number of Shares in respect of which he wishes to exercise the Option and be accompanied by the appropriate payment (which shall not exceed the sum obtained by way of repayment under the related Savings Contract) and the relevant option certificate. The notice will be effective on the date of its receipt by the Company.

9.5 Shares shall be transferred pursuant to a notice of exercise within 30 days of the date of exercise. Save for any rights determined by reference to a date prior to the date of transfer, such Shares shall rank pari passu with the other Shares of the same class in issue at that date of transfer.

9.6 When an Option is exercised only in part, it shall lapse to the extent of the unexercised balance.

9.7 For the purposes of Rules 9.3 and 9.4 above, any repayment under the Savings Contract shall exclude the repayment of any contribution the due date for payment of which falls more than one month after the date on which repayment is made.

10       ADMINISTRATION AND AMENDMENT

10.1 The Plan shall be administered by the Board and its decisions on all disputes shall be final.

10.2     The Board may from time to time amend these Rules provided that:

         i no amendment may materially affect an Option holder as regards an Option granted prior to the amendment being made

         ii       no amendment shall have effect until approved by the Inland
                  Revenue.

10.3 The cost of establishing and operating the Plan shall be borne by the Participating Companies in such proportions as the Board shall determine.

10.4 Any notice or other communication, under or in connection with the Plan, may be given by the Company either personally or by post and to the Company either personally or by post. Items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting.

10.5 The Company shall at all times keep available sufficient Shares to satisfy to the fullest extent still possible the exercise of all Options which have neither lapsed nor been fully exercised.